Exhibit D

                      ELIZABETH ARDEN FINANCIAL STATEMENTS


                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

                       STATEMENTS OF NET ASSETS TO BE SOLD

                 AS OF SEPTEMBER 30, 2000 AND DECEMBER 31, 1999
                              (DOLLARS IN MILLIONS)

                                                       AS OF          AS OF
                                                   SEPTEMBER 30,   DECEMBER 31,
                                                       2000           1999
                                                   ------------    ------------
                                                   (UNAUDITED)

          ASSETS
          Inventories ......................        $   90.9        $  71.4
          Prepaid expenses .................             0.6            0.6
          Property, plant and equipment, net            21.5           23.5
                                                    --------        -------
                    Total assets ...........           113.0           95.5
                                                    --------        -------
          LIABILITIES
          Accrued sales returns ............            11.7           15.5
          Demonstration accrual ............             7.4            9.6
                                                    --------        -------
                    Total liabilities ......            19.1           25.1
                                                    --------        -------
          Commitments and contingencies
          Net assets to be sold ............        $   93.9        $  70.4
                                                    --------        -------

   The accompanying notes are an integral part of these financial statements.

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

                     STATEMENTS OF NET SALES, COST OF SALES
                          AND DIRECT OPERATING EXPENSES

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                              (DOLLARS IN MILLIONS)

                                                                                     NINE MONTHS ENDED
                                                                                     -----------------
                                                                                      SEPTEMBER 30,
                                                                                      -------------
                                                                                    2000           1999
                                                                                    ----           ----
                                                                                       (UNAUDITED)
          Net sales ..........................................................   $  402.0       $  377.0
          Cost of sales ......................................................      129.7          120.4
                                                                                 --------       --------
                                                                                    272.3          256.6
          Direct operating expenses:
                    Sales and marketing ......................................       38.4           40.8
                    Advertising ..............................................       27.3           34.1
                    Promotions ...............................................      123.1          130.1
                    Other development ........................................        9.6           10.6
                    Rent .....................................................   .    1.7            1.7
                    Impairment charge ........................................        1.1             --
                                                                                 --------       --------
                           Total direct operating expenses ...................      201.2          217.3
                                                                                 --------       --------
          Excess of net sales over cost of sales and direct operating expenses   $   71.1       $   39.3
                                                                                 ========       ========

   The accompanying notes are an integral part of these financial statements.

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                              (DOLLARS IN MILLIONS)

1.   BACKGROUND AND DESCRIPTION OF THE BUSINESS

     The accompanying financial statements have been prepared to present the net assets to be sold and the net sales, cost of sales and direct operating expenses of the Elizabeth Arden Skin, Color and Fragrance, Elizabeth Taylor Fragrance and White Shoulders Fragrance Business (the "Arden business"), pursuant to a purchase agreement (the "Agreement") dated October 30, 2000 between Conopco, Inc, an indirect wholly owned subsidiary of Unilever PLC and Unilever N.V. (the "Unilever Group") and French Fragrances, Inc. (the "Buyer"). Pursuant to the Agreement, the Buyer will be acquiring certain assets, including inventories, property, plant and equipment, and certain prepaid expenses, and assuming certain liabilities, including the accrual for sales returns and demonstration accrual, of the Arden business for approximately $300, subject to purchase price adjustments.

     The Arden business is an integrated operation of Elizabeth Arden ("Arden"). Arden is a worldwide business which is directly or indirectly wholly owned by the Unilever Group. As such, the Arden business is a fully integrated operation of Arden and the Unilever Group. Accordingly, the accompanying financial statements of the Arden business present an aggregation of the Elizabeth Arden Skin, Color and Fragrance, Elizabeth Taylor Fragrance and White Shoulders Fragrance net assets and operations of Arden and the Unilever Group to be sold. The remaining Arden business which is not part of the Agreement referred to above includes the European Designer fragrance operations. As such, the accompanying financial statements do not include any of the European Designer fragrance operations.

     Arden engages in the development, manufacturing and marketing of skin, color and prestige fragrance (which include American and European Designer fragrances) products. The American fragrances include the Elizabeth Taylor and White Shoulders fragrance products. Arden's primary markets are North America, Europe, and the Asia Pacific region. Arden sells its products through international  distributors  and  Unilever  Group  affiliates  outside  the U.S.
market.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The accompanying unaudited statement of net assets to be sold as of September 30, 2000 and the statements of net sales, cost of sales and direct operating expenses for the nine months ended September 30, 2000 and 1999 of the Arden business have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

              NOTES TO UNAUDITED FINANCIAL STATEMENTS--(CONTINUED)
                              (DOLLARS IN MILLIONS)

Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles to be included in full year financial statements.

     In the opinion of management, all adjustments considered necessary for a fair presentation have been made. Such adjustments consist of those of a normal recurring nature, with the exception of the restructuring and impairment charges described in Note 5 and 6, respectively. The excess of net sales over cost of sales and direct operating expenses for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

     The unaudited nine-month financial statements contained herein should be read in conjunction with the statement of net assets to be sold and statements of net sales, cost of sales and direct operating expenses and related notes thereto for the year ended December 31, 1999.

     As an integrated operation of Arden and the Unilever Group, Arden did not maintain the Arden business as a separate business unit and historically, the Arden business did not, in the normal course of operations, prepare separate financial statements. The accompanying financial statements are derived from the historical accounting records of Arden and the Unilever Group and include all net sales, cost of sales and direct operating expenses directly attributable to the Arden business. Accordingly, the accompanying financial statements have been prepared to present the net assets to be sold as of September 30, 2000 and December 31, 1999 and the statement of net sales, cost of sales and direct operating expenses for the nine months ended September 30, 2000 and 1999, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Arden business' financial position, results of operations and cash flows. A statement of cash flows is not presented as the Arden business did not maintain a cash balance, all cash flow activities were funded by Arden and the Unilever Group, and a complete statement of cash flows is not prepared at this reporting level.

     The operations of the Arden business rely on Arden and the Unilever Group for activities, including but not limited to, selling, marketing, sales order processing, billing, collections, warehousing, distribution, information technology, insurance, human resources, accounting, premises, regulatory, research and development, treasury, tax and legal support. The cost of sales of the Arden business presented in these statements include material costs, direct labor, factory overhead and an allocation of freight, warehousing and distribution costs. The direct operating expenses of the Arden business presented in these statements include sales, marketing, advertising, promotion, other development and rent costs. The sales and marketing costs include allocations. Other development costs include market research, package design and research and

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

              NOTES TO UNAUDITED FINANCIAL STATEMENTS--(CONTINUED)
                              (DOLLARS IN MILLIONS)

development expenses. The research and development expenses included in other developments costs include allocations. Management believes that these allocations are based on assumptions that are reasonable under the circumstances. Allocations of general and administrative expenses, Unilever Group corporate overhead, interest, amortization of intangibles and income taxes have been excluded from these statements. Since the Arden business was not a separate business unit, Arden had never segregated complete and reasonable indirect operating cost information relating to the Arden business for financial reporting purposes. Accordingly, it is not practical to isolate or allocate such indirect costs to the Arden business. Due to the reliance of the Arden business on Arden and the Unilever Group, and potential changes in the business by the Buyer and the omission of various indirect operating expenses, the historical operating results may not be indicative of future results.

     All significant intercompany accounts and transactions within the Arden business have been eliminated.

FOREIGN CURRENCY

     The local currencies of the Arden business international operations represent their respective functional currencies. Assets and liabilities of foreign operations of the Arden business are translated from their respective local currencies to U.S. dollars using exchange rates in effect at the end of the reporting period. Net sales, cost of sales and direct operating expense amounts are translated using the average exchange rates in effect during the period.

     Arden participates in the Unilever Group's hedging policies and activities which are coordinated by a centralized Unilever treasury function. Gains and losses arising from the Unilever Group's hedging activities have not been allocated to these financial statements as the activities are performed by a centralized treasury function for all Unilever businesses and the Arden business does not specifically enter into any financial instruments. In addition, the Buyer is not assuming any financial instrument contracts.

NET SALES

     Net sales to third parties are recognized when title and risk of loss pass to the customer. Sales are recorded net of returns and the accrued sales returns liability represents management's estimate of future returns based on historical experience and considering current external factors and market conditions.

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

              NOTES TO UNAUDITED FINANCIAL STATEMENTS--(CONTINUED)
                              (DOLLARS IN MILLIONS)
FREIGHT, WAREHOUSING AND DISTRIBUTION

     Freight, warehousing and distribution included within cost of sales have been allocated to the Arden business based on the volume of product shipments of the Arden business in relation to the volume of product shipments of Arden. Management believes these allocations are reasonable. The freight, warehousing and distribution costs allocated to the Arden business for the nine months ended September 30, 2000 and 1999 were $13.4 and $13.0, respectively.

SALES AND MARKETING EXPENSES

     Arden maintains two separate sales and marketing forces in the U.S. These are an Elizabeth Arden Skin, Color and Fragrance sales and marketing force and an American and European Designer fragrance sales and marketing force. One sales and marketing force is used for all markets outside of the U.S. As such, the sales and marketing expense line includes the direct costs associated with the U.S. Elizabeth Arden Skin, Color and Fragrance sales and marketing force, an allocation of the U.S. American and European Designer fragrance sales and marketing force and an allocation of such expenses for all markets outside the U.S. The U.S. American and European Designer fragrance sales and marketing costs have been allocated based on the net sales of the U.S. Elizabeth Taylor and White Shoulders fragrance products in relation to the total net sales of the U.S. American and European Designer fragrance products. The sales and marketing costs for all markets outside of the U.S. have been allocated on a country-by-country basis based on the net sales of the Arden business in relation to total Arden net sales within each country. Management believes these allocations are reasonable. The total sales and marketing expenses allocated to the Arden business for the nine months ended September 30, 2000 and 1999, excluding allocated restructuring charges (see Note 5), were $27.3 for each period.

ADVERTISING AND PROMOTION

     Costs associated with advertising and promotion are expensed in the year incurred. Advertising expenses are principally comprised of print media, television and radio advertising. Promotion expenses are principally comprised of cooperative advertising, trade promotions and consumer promotions. Advertising and promotion expenses represent costs directly relating to the Arden business.

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

              NOTES TO UNAUDITED FINANCIAL STATEMENTS--(CONTINUED)
                              (DOLLARS IN MILLIONS)

RESEARCH AND DEVELOPMENT

Research and development costs included within the other development expense line have been allocated to the Arden business based on the net sales of the Arden business in relation to total Arden net sales. Management believes these allocations are reasonable. The research and development costs allocated to the Arden business for the nine months ended September 30, 2000 and 1999, excluding allocated restructuring charges (see Note 5), were $4.6 and $5.7, respectively.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net sales and expenses during the reporting period. Actual results may differ from those estimates.

3.   INVENTORIES

       At September 30, 2000, inventories consist of the following:

                    Raw materials......................       $24.7
                    Work-in-process....................        10.0
                    Finished goods.....................        56.2
                                                              -----
                           Total inventories...........       $90.9
                                                              =====

4.   PROPERTY, PLANT AND EQUIPMENT

     At September 30, 2000, property, plant and equipment consist of the following:

                Store counters and display units.................        $31.5
                Molds, tools and dyes............................         13.8
                Furniture and fixtures...........................          5.1
                Leasehold improvements...........................          5.1
                Computers........................................          4.5
                Machinery and equipment..........................          5.4
                Other............................................          2.1
                                                                         -----
                                                                          67.5
                Less--Accumulated depreciation....................       (46.0)
                                                                         -----
                                                                         $21.5
                                                                         =====

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

              NOTES TO UNAUDITED FINANCIAL STATEMENTS--(CONTINUED)
                              (DOLLARS IN MILLIONS)

5.   RESTRUCTURING CHARGES

     In June 2000, a restructuring was announced to reduce employee headcount. A total restructuring charge of approximately $14 million was recorded by Arden of which approximately $1.1 has been allocated to the Arden business for the nine-month period ended September 30, 2000 based on the net sales of the Arden business in relation to total Arden net sales. Substantially all of the $1.1 allocated expense relates to employee termination benefits for research, development, and sales force personnel and $0.9 has been classified as other development expenses and $0.2 has been classified as sales and marketing expenses.

6.   IMPAIRMENT CHARGE

     In June 2000, a decision was made by Arden to dispose of its manufacturing facility in Acton, England. A $1.1 asset impairment charge has been allocated to the Arden business in 2000 based on the volume of production of the Arden business in relation to the total Arden production at the Acton facility.

7.   CONCENTRATION OF CREDIT RISK

     While there is a concentration of risk in the retail industry, management believes concentration of credit risk is limited due to the large number of customers comprising the Arden business customer base and their dispersion across geographic areas. No one customer represents more than 10% of net sales in either period presented.

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

              NOTES TO UNAUDITED FINANCIAL STATEMENTS--(CONTINUED)
                              (DOLLARS IN MILLIONS)

8.   GEOGRAPHIC AREAS

     Information about the Arden business operations by geographic area for the nine-month periods ended September 30, 2000 and 1999 are shown below:

                                                                                 EXCESS OF NET
                                                                                  SALES OVER
                                                                                 COST OF SALES
                                                                                  AND DIRECT        NET
                                                                     NET           OPERATING       ASSETS
                                                                    SALES           EXPENSES     TO BE SOLD
                                                                    -----        -------------   ----------
NINE MONTHS ENDED SEPTEMBER 30, 2000
North America..............................................        $232.0           $  30.7        $ 56.7
Europe    .                                                         139.0              36.6          28.0
Asia Pacific...............................................          26.3               0.7           7.3
Rest of the world..........................................           4.7               3.1           1.9
                                                                   ------           -------        ------
          Total............................................        $402.0           $  71.1        $ 93.9
                                                                   ======           =======        ======

NINE MONTHS ENDED SEPTEMBER 30, 1999
North America..............................................        $209.3            $  7.6
Europe    .                                                         141.0              30.5
Asia Pacific...............................................          22.1              (0.3)
Rest of the world..........................................           4.6               1.5
                                                                   ------           -------
          Total............................................        $377.0           $  39.3
                                                                   ======           =======

9.   COMMITMENTS AND CONTINGENCIES

     In February 2000, Unilever United States (the parent of Conopco, Inc.) was served with a consolidated complaint in a proceeding entitled Cosmetics Cases pending in the Superior Court of California for Marin County. The complaint alleges that the large department stores in California have engaged in a conspiracy to fix the prices of "high-end" cosmetics in violation of the California state antitrust law and the provisions of the California Unfair Business Practices statute. The action is brought as a purported class action on behalf of all residents of the State of California who purchased cosmetics from the defendant's department stores in California in the four years prior to the filing of the original complaint (which was filed in the fall of 1998).

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

              NOTES TO UNAUDITED FINANCIAL STATEMENTS--(CONTINUED)
                              (DOLLARS IN MILLIONS)

While Unilever United States, Inc. was served with the complaint, the plaintiff has agreed to substitute Conopco, Inc. for Unilever United States, Inc. as a defendant.

     In June 2000, the plaintiffs served Conopco, Inc. with an amended complaint, alleging that the operating divisions of Conopco, which includes Elizabeth Arden, (together with other manufacturers who have also now been served with the complaint) conspired with each other and with the department stores in the alleged conspiracy to fix retail prices for "high-end" cosmetics. The plaintiffs allege that the class has been damaged in an unknown amount. Arden believes that the claim is without merit and is defending the litigation vigorously. Should the plaintiffs prevail on this matter, it could have a material and adverse impact on the net sales of the Arden business.

     In the normal course of business, Arden may be a party to claims, disputes, and legal and regulatory proceedings. Arden provides for these legal matters where it is probable that a liability has been incurred and the amount of cost could be reasonably estimated. While the ultimate outcome of these claims and lawsuits cannot be readily determined, it is the opinion of management that such claims and lawsuits, individually or in the aggregate, will not have a material adverse effect on the net assets or results of operations of the business to be sold.

10.  TRANSITION SERVICES AGREEMENT

     Pursuant to the Agreement, Conopco and the Buyer will enter into Transition Services Agreements (the "TSA") whereby each party will be a provider of certain business services to the other, and a receiver of certain business services from the other for an agreed pricing. The principal business services include general business continuity, manufacturing and distribution. The TSA will remain in effect until such time that both parties mutually agree that the services are no longer required.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Unilever PLC and Unilever N.V.

     We have audited the accompanying statement of net assets to be sold of the Elizabeth Arden Skin, Color and Fragrance, Elizabeth Taylor Fragrance and White Shoulders Fragrance Business (the "Arden business"), an integrated operation of Elizabeth Arden, which is a business owned by Unilever PLC and Unilever N.V., as of December 31, 1999, and the statements of net sales, cost of sales and direct operating expenses for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of Elizabeth Arden's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements were prepared to present the net assets to be sold and the net sales, cost of sales and direct operating expenses of the Arden business pursuant to a purchase agreement as described in Note 1 and for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 and are not intended to be a complete presentation of the Arden business' financial position, results of operations and cash flows.

     The Arden business is a fully integrated operation of Elizabeth Arden, which is a business owned by Unilever PLC and Unilever N.V. Consequently, as indicated in Note 2, these financial statements have been derived from the consolidated financial statements and accounting records of Elizabeth Arden, Unilever PLC and Unilever N.V. Moreover, as indicated in Note 2, the Arden business relies on Elizabeth Arden, Unilever PLC and Unilever N.V. for administrative, management and other services. The financial position, results of operations, and cash flows of the Arden business could differ from those that would have resulted had the Arden business operated autonomously or as an entity independent of Elizabeth Arden, Unilever PLC and Unilever N.V.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of the Arden business as of December 31, 1999, and the net sales, cost of sales and direct operating expenses for each of the three years in the period ended

December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


PricewaterhouseCoopers LLP
October 30, 2000

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

                       STATEMENT OF NET ASSETS TO BE SOLD

                             AS OF DECEMBER 31, 1999
                              (DOLLARS IN MILLIONS)

  ASSETS
Inventories.........................................        $71.4
Prepaid expenses....................................          0.6
Property, plant and equipment, net..................         23.5
                                                            -----
          Total assets..............................         95.5
                                                            -----

LIABILITIES
Accrued sales returns...............................         15.5
Demonstration accrual...............................          9.6
                                                            -----
          Total liabilities.........................         25.1
                                                            -----

Commitments and contingencies.......................
Net assets to be sold...............................        $70.4
                                                            -----


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

      STATEMENTS OF NET SALES, COST OF SALES AND DIRECT OPERATING EXPENSES

        FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1999
                              (DOLLARS IN MILLIONS)

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                           -----------------------
                                                                                         1999        1998       1997
                                                                                         ----        ----       ----
     Net sales .................................................................     $   551.5   $   526.1   $   590.6
     Cost of sales .............................................................         174.6       163.0       182.7
                                                                                      --------   ---------   ---------
                                                                                         376.9       363.1       407.9
                                                                                      --------   ---------   ---------

     Direct operating expenses:
               Sales and marketing .............................................          55.8        56.9        55.8
               Advertising .....................................................          48.1        55.4        59.9
               Promotions ......................................................         174.0       170.4       195.9
               Other development ...............................................          14.4        14.9        18.0
               Rent ............................................................     .     2.2         2.2         2.2
                      Total direct operating expenses ..........................         294.5       299.8       331.8
     Excess of net sales over cost of sales and direct operating expenses ......     $    82.4   $    63.3   $    76.1
                                                                                      --------   ---------   ---------

   The accompanying notes are an integral part of these financial statements.

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

                          NOTES TO FINANCIAL STATEMENTS
                              (DOLLARS IN MILLIONS)

1.   BACKGROUND AND DESCRIPTION OF THE BUSINESS

     The accompanying financial statements have been prepared to present the net assets to be sold and the net sales, cost of sales and direct operating expenses of the Elizabeth Arden Skin, Color and Fragrance, Elizabeth Taylor Fragrance and White Shoulders Fragrance Business (the "Arden business"), pursuant to a purchase agreement (the "Agreement") dated October 30, 2000 between Conopco, Inc, an indirect wholly owned subsidiary of Unilever PLC and Unilever N.V. (the "Unilever Group") and French Fragrances, Inc. (the "Buyer"). Pursuant to the Agreement, the Buyer will be acquiring certain assets, including inventories, property, plant and equipment, and certain prepaid expenses, and assuming certain liabilities, including the accrual for sales returns and demonstration accrual, of the Arden business for approximately $300, subject to purchase price adjustments.

     The Arden business is an integrated operation of Elizabeth Arden ("Arden"). Arden is a worldwide business which is directly or indirectly wholly owned by the Unilever Group. As such, the Arden business is a fully integrated operation of Arden and the Unilever Group. Accordingly, the accompanying financial statements of the Arden business present an aggregation of the Elizabeth Arden Skin, Color and Fragrance, Elizabeth Taylor Fragrance and White Shoulders Fragrance net assets and operations of Arden and the Unilever Group to be sold. The remaining Arden business which is not part of the Agreement referred to above includes the European Designer fragrance operations. As such, the accompanying financial statements do not include any financial information relating to the European Designer fragrance operations.

     Arden engages in the development, manufacturing and marketing of skin, color and prestige fragrance (which include American and European Designer fragrances) products. The American fragrances include the Elizabeth Taylor and White Shoulders fragrance products. Arden's primary markets are North America, Europe, and the Asia Pacific region. Arden sells its products through international  distributors  and  Unilever  Group  affiliates  outside  the U.S.
market.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     As an integrated operation of Arden and the Unilever Group, Arden did not maintain the Arden business as a separate business unit and historically, the Arden business did not, in the normal course of operations, prepare separate financial statements. The accompanying financial statements are derived from the historical accounting records of Arden and the Unilever Group

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                              (DOLLARS IN MILLIONS)

and include all net sales, cost of sales and direct operating expenses directly attributable to the Arden business. Accordingly, the accompanying financial statements have been prepared to present the net assets to be sold as of December 31, 1999 and the statement of net sales, cost of sales and direct operating expenses for each of the three years in the period ended December 31, 1999, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Arden business' financial position, results of operations and cash flows. A statement of cash flows is not presented as the Arden business did not maintain a cash balance, all cash flow activities were funded by Arden and the Unilever Group, and a complete statement of cash flows is not prepared at this reporting level.

     The operations of the Arden business rely on Arden and the Unilever Group for activities, including but not limited to, selling, marketing, sales order processing, billing, collections, warehousing

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                              (DOLLARS IN MILLIONS)

distribution, information technology, insurance, human resources, accounting, premises, regulatory, research and development, treasury, tax and legal support. The cost of sales of the Arden business presented in these statements include material costs, direct labor, factory overhead and an allocation of freight, warehousing and distribution costs. The direct operating expenses of the Arden business presented in these statements include sales, marketing, advertising, promotion, other development and rent costs. The sales and marketing costs include allocations. Other development costs include market research, package design and research and development expenses. The research and development expenses included in other development costs include allocations. Management believes that these allocations are based on assumptions that are reasonable under the circumstances. Allocations of general and administrative expenses, Unilever Group corporate overhead, interest, amortization of intangibles and income taxes have been excluded from these statements. Since the Arden business was not a separate business unit, Arden had never segregated complete and reasonable indirect operating cost information relating to the Arden business for financial reporting purposes. Accordingly, it is not practical to isolate or allocate such indirect costs to the Arden business. Due to the reliance of the Arden business on Arden and the Unilever Group, and potential changes in the business by the Buyer and the omission of various indirect operating expenses, the historical operating results may not be indicative of future results.

     All significant intercompany accounts and transactions within the Arden business have been eliminated.

LONG-LIVED ASSETS

          Arden continually evaluates the carrying value of its long-lived assets for impairment. Any impairments would be recognized when the expected future operating cash flows derived from such assets is less than their carrying value.

FOREIGN CURRENCY

          The local currencies of the Arden business international operations represent their respective functional currencies. Assets and liabilities of foreign operations of the Arden business are translated from their respective local currencies to U.S. dollars using exchange rates in effect at the end of the reporting period. Net sales, cost of sales and direct operating expense amounts are translated using the average exchange rates in effect during the period.

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                              (DOLLARS IN MILLIONS)

     Arden participates in the Unilever Group's hedging policies and activities which are coordinated by a centralized Unilever treasury function. Gains and losses arising from the Unilever Group's hedging activities have not been allocated to these financial statements as the activities are performed by a centralized treasury function for all Unilever businesses and the Arden business does not specifically enter into any financial instruments. In addition, the Buyer is not assuming any financial instrument contracts.

NET SALES

     Net sales to third parties are recognized when title and risk of loss pass to the customer. Sales are recorded net of returns and the accrued sales returns liability represents management's estimate of future returns based on historical experience and considering current external factors and market conditions.

FREIGHT, WAREHOUSING AND DISTRIBUTION

     Freight, warehousing and distribution included within cost of sales have been allocated to the Arden business based on the volume of product shipments of the Arden business in relation to the volume of product shipments of Arden. Management believes these allocations are reasonable. The freight, warehousing and distribution costs allocated to the Arden business for the years ended December 31, 1999, 1998 and 1997 were $17.7, $18.2 and $20.5, respectively.

SALES AND MARKETING EXPENSES

     Arden maintains two separate sales and marketing forces in the U.S. These are an Elizabeth Arden Skin, Color and Fragrance sales and marketing force and an American and European Designer fragrance sales and marketing force. One sales and marketing force is used for all markets outside of the U.S. As such, the sales and marketing expense line includes the direct costs associated with the U.S. Elizabeth Arden Skin, Color and Fragrance sales and marketing force, an allocation of the U.S. American and European Designer fragrance sales and marketing force and an allocation of such expenses for all markets outside the U.S. The U.S. American and European Designer fragrance sales and marketing costs have been allocated based on the net sales of the U.S. Elizabeth Taylor and White Shoulders fragrance products in relation to the total net sales of the U.S. American and European Designer fragrance products. The sales and marketing costs for all markets outside of the U.S. have been allocated on a country-by-country basis based on the net sales of the Arden business in relation to total Arden net sales within each country. Management believes these allocations are reasonable. The total sales and marketing expenses allocated to the Arden business for the years ended December 31, 1999, 1998 and

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                              (DOLLARS IN MILLIONS)

 1997, excluding allocated restructuring charges (see Note 5), were $33.5, $36.7 and $40.9, respectively.

ADVERTISING AND PROMOTION

     Costs associated with advertising and promotion are expensed in the year incurred. Advertising expenses are principally comprised of print media, television and radio advertising. Promotion expenses are principally comprised of cooperative advertising, trade promotions and consumer promotions. Advertising and promotion expenses represent costs directly relating to the Arden business.

RESEARCH AND DEVELOPMENT

     Research and development costs included within the other development expense line have been allocated to the Arden business based on the net sales of the Arden business in relation to total net Arden sales. Management believes these allocations are reasonable. The research and development costs allocated to the Arden business for the years ended December 31, 1999, 1998 and 1997 were $7.6, $8.0 and $9.6, respectively.

INVENTORIES

     Inventories are stated at the lower of cost (determined principally on a first-in, first-out basis) or market.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is recorded at cost. Depreciation is determined using primarily the straight-line method over the estimated useful lives of the assets.

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                              (DOLLARS IN MILLIONS)

USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net sales and expenses during the reporting period. Actual results may differ from those estimates.

3.   INVENTORIES

       At December 31, 1999, inventories consist of the following:

                    Raw materials......................       $20.1
                    Work-in-process....................        13.7
                    Finished goods.....................        37.6
                           Total inventories...........       $71.4

4.   PROPERTY, PLANT AND EQUIPMENT

       At December 31, 1999, property, plant and equipment consist of the following:

                                                                     ESTIMATED
                                                                    USEFUL LIFE
       Store counters and display units..........        $28.5       3 years
       Molds, tools and dyes.....................         13.0       3 years
       Furniture and fixtures....................          5.7       14 years
       Leasehold improvements....................          5.1    Life of lease
       Computers ................................          4.9       3 years
       Machinery and equipment...................          4.5       14 years
       Other  ...................................          2.0       Various
                                                         -----
                                                          63.7
             Less--Accumulated depreciation......        (40.2)
                                                         =====
                                                         $23.5
                                                         =====

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

                          NOTES TO FINANCIAL STATEMENTS
                              (DOLLARS IN MILLIONS)

5.   RESTRUCTURING CHARGES

     In May 1998, an announcement was made regarding a worldwide restructuring of the Arden business. Arden incurred approximately $18 million of restructuring charges in total and the costs included in this charge which directly relate to the Arden business have been allocated to the statement of net sales, cost of sales and direct operating expenses. Expenses of $3.6 million and $5.7 million have been allocated for the years ended December 31, 1999 and 1998, respectively, based on the net sales of the Arden business in relation to the total net sales of Arden. Substantially all of the allocated expenses relate to employee termination benefits for the Arden sales force and such costs have been classified as sales and marketing expenses.

6.   RENT EXPENSE AND LEASE COMMITMENTS

     Rent expense principally relating to Arden's Roanoke, Virginia distribution center, its Stamford, Connecticut and Geneva, Switzerland office building locations under operating leases amounted to approximately $3.2 for each of the years ended December 31, 1999, 1998 and 1997, respectively. These operating leases are being assumed by the Buyer.

     The approximate minimum rental payments required under the Roanoke, Virginia, Stamford, Connecticut and Geneva, Switzerland operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1999 are:

                    2000...............         $3.3
                    2001...............          3.8
                    2002...............          1.8
                    2003...............          1.1
                    2004...............          1.2
                    Thereafter.........          1.6
                                               -----
                                               $12.8
                                               =====
7.   CONCENTRATION OF CREDIT RISK

     While there is a concentration of risk in the retail industry, management believes concentration of credit risk is limited due to the large number of customers comprising the Arden business customer base and their dispersion across geographic areas. For the year ended December 31, 1999, one customer, French Fragrances Inc., represented approximately 10% of net sales. No other one customer represents more than 10% of net sales in any year presented.

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                              (DOLLARS IN MILLIONS)

8.   GEOGRAPHIC AREAS

     Information about the Arden business operations by geographic area for the three-year periods ended December 31 are shown below:

                                                    EXCESS OF NET
                                                     SALES OVER
                                                    COST OF SALES
                                                      AND DIRECT       NET
                                             NET      OPERATING       ASSETS
                                            SALES      EXPENSES     TO BE SOLD
                                            -----   -------------   ----------
     YEAR ENDED DECEMBER 31, 1999
     North America .....................  $  310.1     $   25.6      $   42.7
     Europe ............................     199.6         53.1          21.1
     Asia Pacific ......................      34.7          1.1           5.4
     Rest of the world .................       7.1          2.6           1.2
                                          --------     --------      --------
               Total ...................  $  551.5     $   82.4      $   70.4
                                          ========     ========      ========
     YEAR ENDED DECEMBER 31, 1998
     North America .....................  $  288.0     $   10.7
     Europe ............................     199.2         49.3
     Asia Pacific ......................      31.9          0.7
     Rest of the world .................       7.0          2.6
                                          --------     ---------
               Total ...................  $  526.1     $   63.3
                                          ========     =========
     YEAR ENDED DECEMBER 31, 1997
     North America .....................  $  313.2     $   24.9
     Europe ............................     227.4         50.6
     Asia Pacific ......................      42.5         (2.0)
     Rest of the world .................       7.5          2.6
                                          --------     ---------
               Total ...................  $  590.6     $   76.1
                                          ========     =========

9.   COMMITMENTS AND CONTINGENCIES

     In February 2000, Unilever United States (the parent of Conopco, Inc.) was served with a consolidated complaint in a proceeding entitled Cosmetics Cases pending in the Superior Court of California for Marin County. The complaint alleges that the large department stores in California have engaged in a conspiracy to fix the prices of "high-end" cosmetics in violation of

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                              (DOLLARS IN MILLIONS)

the California state antitrust law and the provisions of the California Unfair Business Practices statute. The action is brought as a purported class action on behalf of all residents of the State of California who purchased cosmetics from the defendant's department stores in California in the four years prior to the filing of the original complaint (which was filed in the fall of 1998). While Unilever United States, Inc. was served with the complaint, the plaintiff has agreed to substitute Conopco, Inc. for Unilever United States, Inc. as a defendant.

     In June 2000, plaintiffs served Conopco, Inc. with an amended complaint, alleging that the operating divisions of Conopco, which includes Elizabeth Arden, (together with other manufacturers who have also now been served with the complaint) conspired with each other and with the department stores in the alleged conspiracy to fix retail prices for "high-end" cosmetics. The plaintiffs allege that the class has been damaged in an unknown amount. Arden believes that the claim is without merit and is defending the litigation vigorously. Should the plaintiffs prevail on this matter, it could have a material and adverse impact on the net sales of the Arden business.

     In the normal course of business, Arden may be a party to claims, disputes, and legal and regulatory proceedings. Arden provides for these legal matters where it is probable that a liability has been incurred and the amount of cost could be reasonably estimated. While the ultimate outcome of these claims and lawsuits cannot be readily determined, it is the opinion of management that such claims and lawsuits, individually or in the aggregate, will not have a material adverse effect on the net assets or results of operations of the business to be sold.

10.  TRANSITION SERVICES AGREEMENT

     Pursuant to the Agreement, Conopco and the Buyer will enter into Transition Services Agreements (the "TSA") whereby each party will be a provider of certain business services to the other, and a receiver of certain business services from the other for an agreed pricing. The principal business services include general business continuity, manufacturing and distribution. The TSA will remain in effect until such time that both parties mutually agree that the services are no longer required.

                   ELIZABETH ARDEN SKIN, COLOR AND FRAGRANCE,
                         ELIZABETH TAYLOR FRAGRANCE AND
                       WHITE SHOULDERS FRAGRANCE BUSINESS

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                              (DOLLARS IN MILLIONS)

11.  SUBSEQUENT EVENT

     In June 2000, a restructuring was announced to reduce employee headcount. A total restructuring charge of approximately $14 million was recorded by Arden of which approximately $1.1 has been allocated to the Arden business in 2000. Substantially all of the $1.1 allocated expense relates to employee termination benefits.

     In June 2000, a decision was made by Arden to dispose of its manufacturing facility in Acton, England. A $1.1 asset impairment charge has been allocated to the Arden business in 2000 based on the volume of production of the Arden business in relation to the total Arden production at the Acton facility.